UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2014 (August 26, 2014)

American Realty Capital Healthcare Trust II, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II") previously filed a Current Report on Form 8-K on August 29, 2014 (the “Original Form 8-K”) reporting its acquisition of the fee simple interests in 12 senior living communities located in Iowa (the "Sunnybrook Portfolio").
On August 26, 2014, ARC HCT II, through a wholly-owned subsidiary of American Realty Capital Healthcare Trust II Operating Partnership, LP, its operating partnership, consummated its acquisition of the fee simple interest in the Sunnybrook Portfolio. The sellers of the properties were ECI Acquisition I, LLC, Village Assisted Living, LLC, Mt. Pleasant Assisted Living, LLC, Burlington Assisted Living, LLC, Muscatine Assisted Living, LLC, Carroll Assisted Living, LLC, Ft. Madison Assisted Living, LLC and Burlington Independent Living, LLC. The sellers have no material relationship with ARC HCT II and the acquisition was not an affiliated transaction. The contract purchase price of the Sunnybrook Portfolio was $164.2 million, exclusive of closing costs. The Sunnybrook Portfolio is comprised of 563,900 rentable square feet. ARC HCT II funded the acquisition of the Sunnybrook Portfolio with proceeds from its ongoing initial public offering of common stock. The financial information reflected in this Amended Current Report of Form 8-K/A pertains to all of the properties comprising the Sunnybrook Portfolio.
The properties are considered related if they are under common control or management, or the acquisitions are dependent on each other or a single common event or condition. Therefore, based on the common management and control, the Sunnybrook Portfolio is considered a single business acquisition for purposes of calculating significance under Rule 3-05 of Regulation S-X.
This Amended Current Report on Form 8-K/A is being filed for the purpose of complying with the provisions of Rule 3-05 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission ("Regulation S-X"). As such, this Amended Current Report on Form 8-K/A provides (i) the financial information related to our acquisition of the fee simple interest in the Sunnybrook Portfolio as required by Item 9.01 of Form 8-K and (ii) certain additional information with respect to such acquisitions.
Item 2.01. Completion of Acquisition or Disposition of Assets
The Sunnybrook Portfolio was acquired using a structure created under the Real Estate Investment Trust Investment Diversification and Empowerment Act of 2007, as amended, pursuant to which ARC HCT II will be able to receive operating income generated from the operations of the Sunnybrook Portfolio. ARC HCT II has retained unaffiliated property managers to manage the properties. The property managers will be paid a market rate management fee pursuant to a management contract.
 In evaluating the facilities within the Sunnybrook Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid, we considered a variety of factors including: location; primary demographic trends within the target markets; credit quality of the residents; occupancy; expenses; utility rates; ad valorem tax rates; maintenance expenses; and the lack of required capital improvements.
 ARC HCT II believes that the properties within the Sunnybrook Portfolio are well located, have acceptable roadway access and are well maintained. The properties within the Sunnybrook Portfolio are subject to competition from similar properties within its respective market area, and the economic performance of facilities in the Sunnybrook Portfolio could be affected by changes in local economic conditions. ARC HCT II did not consider any other factors material or relevant to the decision to acquire the Sunnybrook Portfolio, and after reasonable inquiry, ARC HCT II is not aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust II, Inc.

We have audited the accompanying combined financial statements of twelve properties known as the Sunnybrook Portfolio (the “Company”), which comprise the combined balance sheets as of December 31, 2013 and 2012, and the related combined statements of income, members’ deficit, and cash flows for the years then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Sunnybrook Portfolio as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ WeiserMazars LLP

Fort Washington, Pennsylvania
November 10, 2014

THE SUNNYBROOK PORTFOLIO

COMBINED BALANCE SHEETS
(In thousands)

	June 30, 2014	December 31,
		2013	2012
	(unaudited)
ASSETS
Real estate assets:
Land	$2,929	$2,929	$2,929
Building and improvements	60,005	59,965	59,950
Furniture, fixtures and equipment	7,673	7,661	7,500
Construction in progress	2,545	1,802	—
Total real estate assets, at cost	73,152	72,357	70,379
Less: accumulated depreciation	(19,534)	(18,389)	(15,970)
Total real estate assets, net	53,618	53,968	54,409
Cash	3,159	3,776	2,917
Restricted cash	2,627	2,301	2,035
Residents receivable, net	293	336	331
Due from related parties	80	80	145
Prepaid expenses and other assets	224	77	368
Deferred financing costs, net	1,640	1,661	1,596
Total assets	$61,641	$62,199	$61,801

LIABILITIES AND MEMBERS' DEFICIT
Mortgage notes payable	$73,651	$73,770	$71,763
Due to related parties	144	217	417
Accounts payable and accrued expenses	1,885	1,797	1,762
Deferred rent and other liabilities	238	288	47
Total liabilities	75,918	76,072	73,989

Members' deficit	(14,277)	(13,873)	(12,188)
Total liabilities and members' deficit	$61,641	$62,199	$61,801

The accompanying notes are an integral part of these combined financial statements.

THE SUNNYBROOK PORTFOLIO

COMBINED STATEMENTS OF INCOME
(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)	(unaudited)
Revenues:
Rental income, net	$13,318	$12,780	$25,955	$24,752
Resident services and fee income	995	1,020	2,036	1,800
Total revenues	14,313	13,800	27,991	26,552

Expenses:
Property operating and maintenance	8,443	7,990	16,086	15,707
General and administrative	992	722	1,702	1,789
Depreciation	1,145	1,231	2,419	2,564
Total expenses	10,580	9,943	20,207	20,060
Income from operations	3,733	3,857	7,784	6,492

Interest expense, net	(1,280)	(1,170)	(2,388)	(3,274)

Net income	$2,453	$2,687	$5,396	$3,218

The accompanying notes are an integral part of these combined financial statements.

THE SUNNYBROOK PORTFOLIO

COMBINED STATEMENTS OF MEMBERS' DEFICIT
(In thousands)

Balance, December 31, 2011	$(7,382)
Contributions from members	361
Distributions declared to members	(8,385)
Net income	3,218
Balance, December 31, 2012	(12,188)
Distributions declared to members	(7,081)
Net income	5,396
Balance, December 31, 2013	(13,873)
Distributions declared to members (unaudited)	(2,857)
Net income (unaudited)	2,453
Balance, June 30, 2014 (unaudited)	$(14,277)

The accompanying notes are an integral part of these combined financial statements.

THE SUNNYBROOK PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$2,453	$2,687	$5,396	$3,218
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,145	1,231	2,419	2,564
Bad debt expense	37	38	61	22
Amortization of deferred financing costs	21	21	42	28
Changes in assets and liabilities:
Residents receivable	6	(14)	(66)	(145)
Prepaid expenses and other assets	(147)	287	291	(171)
Accounts payable and accrued expenses	88	515	35	(178)
Deferred rent and other liabilities	(50)	176	241	(315)
Net cash provided by operating activities	3,553	4,941	8,419	5,023
Cash flows from investing activities:
Net repayments from related parties	—	145	65	254
Capital expenditures	(795)	(370)	(1,978)	(1,166)
Net cash used in investing activities	(795)	(225)	(1,913)	(912)
Cash flows from financing activities:
Net (advances made to) borrowings from related parties	(73)	(212)	(200)	77
Proceeds from mortgage notes payable	739	679	3,382	20,475
Payments on mortgage notes payable	(858)	(873)	(1,375)	(13,640)
Redemption of member	—	—	—	—
Payments of deferred financing costs	—	(40)	(107)	(1,209)
Contributions from members	—	—	—	361
Distributions to members	(2,857)	(3,281)	(7,081)	(8,385)
Restricted cash	(326)	(275)	(266)	(1,098)
Net cash used in financing activities	(3,375)	(4,002)	(5,647)	(3,419)
Net increase (decrease) in cash	(617)	714	859	692
Cash, beginning of period	3,776	2,917	2,917	2,225
Cash, end of period	$3,159	$3,631	$3,776	$2,917

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$1,240	$1,132	$2,313	$3,035

Non-Cash Financing Activities
Payoff of debt through borrowings from other financial institutions	$1,886	$—	$—	$46,384

The accompanying notes are an integral part of these combined financial statements.

THE SUNNYBROOK PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

1.    Organization and Description of Business
The accompanying combined financial statements include the operations of Sunnybrook of Burlington in Burlington, IA, Sunnybrook of Carroll in Carroll, IA, Sunnybrook of Fairfield in Fairfield, IA, Sunnybrook of Ft. Madison in Ft. Madison, IA, Sunnybrook of Mt. Pleasant in Mt. Pleasant, IA, Sunnybrook of Muscatine in Muscatine, IA, Prairie Hills at Cedar Rapids in Cedar Rapids, IA, Prairie Hills at Clinton in Clinton, IA, Prairie Hills at Des Moines in Des Moines, IA, Prairie Hills at Independence in Independence, IA, Prairie Hills at Ottumwa in Ottumwa, IA and Sunnybrook at Tipton in Tipton, IA (the "Sunnybrook Portfolio" or the "Company") as of and for the years ended December 31, 2013 and 2012 (audited) and the six months ended June 30, 2014 and 2013 (unaudited). The Sunnybrook Portfolio contains 563,900 rentable square feet and includes 680 units dedicated to assisted and independent living patients and patients requiring memory care services. The facilities within the Sunnybrook Portfolio vary by level of care, services offered and housing size and configuration. The properties included in the accompanying combined financial statements were purchased by American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II") for a purchase price, excluding acquisition costs, of $164.2 million.
As of the dates of the accompanying combined financial statements, the owners and operators of the Sunnybrook Portfolio, were Burlington Assisted Living, LLC, Burlington Independent Living, LLC, Carroll Assisted Living, LLC, Village Assisted Living, LLC, Ft. Madison Assisted Living, LLC, Mt. Pleasant Assisted Living, LLC, Muscatine Assisted Living, LLC and ECI Acquisition I, LLC and the property managers were SunnyBrook Senior Living, LLC and Prairie Hills Management (collectively, the "Property Managers"). The Property Managers are regional operators of the senior living facilities.
2. Summary of Significant Accounting Policies
The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").
Principles of Combination
The accompanying combined financial statements include the accounts of the Sunnybrook Portfolio. All material intercompany amounts and transactions have been eliminated in combination.
Use of Estimates
The preparation of the combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accompanying combined financial information reflects all adjustments which are, in the opinion of management of a normal recurring nature and necessary for the fair presentation of the combined financial position, results of operations and cash flows for the interim periods. Operating results for the six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014.
Cash
As of June 30, 2014, the Company had cash deposits of $852,000 in excess of the amount insured by the FDIC. Although the Company bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result.
Restricted cash
Restricted cash primarily consists of replacement reserves and escrow deposits for insurance and real estate taxes.
Impairment of Long Lived Assets
When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property to be held and used. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. There were no impairments recorded for the six months ended June 30, 2014 and 2013 or the years ended December 31, 2013 and 2012.

THE SUNNYBROOK PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

Real Estate Investments
Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Interest incurred during construction periods is capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of 40 years for buildings, 15 years for building and land improvements and five years for fixtures and equipment.
Residents Receivable
Residents receivable primarily includes amounts due from residents for rent and services provided. The Company records bad debt using the allowance method. An allowance for doubtful accounts is provided by the Company based on historical collection experience and a review of the current status of receivables. At June 30, 2014 and December 31, 2013 and 2012, accounts receivable was net of an allowance amount of approximately $37,000, $26,000 and $9,000, respectively. During the six months ended June 30, 2014 and 2013 and the years ended December 31, 2013 and 2012, the Company recorded approximately $37,000, $38,000, $61,000 and $22,000, respectively, in bad debt expense.
Deferred Financing Costs, Net
Costs incurred in connection with debt financing are recorded as deferred financing costs. Deferred financings costs are amortized over the contractual terms of the respective financings using the straight-line method, which approximates the effective interest method. Costs without future economic benefit are expensed as they are identified.
The Company recorded $21,000 of amortization expense for the six months ended June 30, 2014 and 2013, respectively, and $42,000 and $28,000 for the years ended December 31, 2013 and 2012, respectively, which is included in interest expense in the accompanying combined statement of income.
Rental Income, Net
Rental income, net of incentives, is recognized as earned. Residents pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals and some housekeeping services. The terms of the rent are short term in nature, primarily month-to-month.
Resident Services and Fee Income
Resident services and fee income includes income from ancillary services that are recorded in the period in which the services are performed.
Marketing costs
The Company expenses advertising costs as they are incurred. Advertising expenses for the six months ended June 30, 2014 and 2013 and the years ended December 31, 2013 and 2012, were $111,000, $119,000, $242,000 and $309,000, respectively.
Management Fees
The Company pays monthly management fees calculated as a percentage of revenues for all properties and an additional fixed monthly fee for certain facilities. The management fee rate and arrangements varied from 3% to 6% of revenues. The additional fixed amount was $30,000 per month per property before being increased to $40,000 in 2014. Management fee expense for the six months ended June 30, 2014 and 2013 and the years ended December 31, 2013 and 2012, were $614,000, $641,000, $1.2 million and $1.3 million, respectively.
Income Taxes
No provision is made in the accompanying combined financial statements for liabilities for federal, state or local income taxes since such liabilities are the responsibility of the individual members. The tax returns for the properties include the members' shares of the income for tax purposes. The Company's federal and state income tax returns remain open for examination by tax authorities for three most recent years.

THE SUNNYBROOK PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

3.  Mortgage Notes Payable
 The Company’s mortgage notes payable as of June 30, 2014 and December 31, 2013 and 2012 consist of the following:

	Outstanding Mortgage Notes Payable
Encumbered Property	June 30, 2014	December 31, 2013	December 31, 2012	Interest Rate	Payment	Maturity
	(In thousands)	(In thousands)	(In thousands)
Sunnybrook of Burlington	$6,640	$6,681	$6,760	3.70%	Interest only for the first month, principal and interest thereafter	Oct. 2051
Sunnybrook of Carroll	5,109	5,153	5,238	3.10%	Interest only for the first month, principal and interest thereafter	Jul. 2047
Sunnybrook of Fairfield	7,617	7,681	7,807	3.25%	Interest only for the first month, principal and interest thereafter	Apr. 2047
Sunnybrook of Ft. Madison	4,756	4,797	4,877	3.10%	Interest only for the first month, principal and interest thereafter	Jul. 2047
Sunnybrook of Mt. Pleasant	4,121	4,158	4,229	3.51%	Principal and interest	Jun. 2045
Sunnybrook of Muscatine	6,738	6,796	6,910	3.10%	Interest only for the first month, principal and interest thereafter	Jul. 2047
Prairie Hills at Cedar Rapids	4,195	4,269	4,371	4.00%	Principal and interest	Sep. 2017
Prairie Hills at Clinton	6,919	7,113	7,350	3.25% for 11 months; 4.0% beginning in Jan. 2014	Principal and interest	Dec. 2017
Prairie Hills at Clinton	2,554	2,617	1,129	3.25% for 11 months; 4.0% beginning in Jan. 2014	Interest only for the first 12 months, principal and interest thereafter	Dec. 2017
Prairie Hills at Des Moines	6,448	6,533	6,695	4.00%	Principal and interest	Jul. 2017
Prairie Hills at Des Moines (1)	2,626	1,886	—	4.00%	Interest only, principal paid at maturity	Aug. 2014
Prairie Hills at Independence	6,683	6,748	6,875	2.41%	Interest only for the first month, principal and interest thereafter	Nov. 2047
Prairie Hills at Ottumwa	5,282	5,333	5,434	2.41%	Interest only for the first month, principal and interest thereafter	Nov. 2047
Sunnybrook at Tipton	3,963	4,005	4,088	2.41%	Principal and interest	Sep. 2045
	$73,651	$73,770	$71,763
____________________
(1) Consists of two construction loans with identical terms. Original loan made up the balance as of December 31, 2013 and was paid off in January 2014. The second loan was drawn in January 2014 and made up the balance as of June 30, 2014.

Upon the sale of the Sunnybrook Portfolio to ARC HCT II in August 2014, all of the mortgages outstanding at June 30, 2014 were paid in full (See Note 7 — Subsequent Events).

4.     Related Party Transactions
From time to time, certain members of the Company, and related parties through common ownership, advanced funds to the Company to meet short-term cash flow needs. At June 30, 2014 and December 31, 2013 and 2012, payables to related parties were $144,000, $217,000 and $417,000, respectively. In addition, at June 30, 2014 and December 31, 2013 and 2012, the Company recorded due from related parties of $80,000, $80,000 and $145,000, respectively. The Company also had arrangements with related parties to manage its properties in return for management fees. See Note 2 — Summary of Significant Accounting Policies for details of these fees.
All related party payables and receivables were repaid at or prior to ARC HCT II's acquisition of the Sunnybrook Portfolio.

THE SUNNYBROOK PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

5.     Members' Deficit
Village Assisted Living, LLC, Mt. Pleasant Assisted Living, LLC, Burlington Assisted Living, LLC, Muscatine Assisted Living, LLC, Carroll Assisted Living, LLC, Ft. Madison Assisted Living, LLC, Burlington Independent Living, LLC, Prairie Hills at Des Moines, LLC, Prairie Hills at Independence, LLC, Prairie Hills at Ottumwa, LLC, Sunnybrook at Tipton, LLC and Prairie Hills Assisted Living, Inc.
Pursuant to the operating agreements for such entities, the members were granted full rights to invest in or acquire, finance, refinance, manage, own, hold, sell, exchange or otherwise dispose of the properties, and possess all the powers and privileges necessary to conduct, promote or attain the business of the properties, in exchange for capital contributions that the members deem necessary. In addition, the members are not personally liable for the Company's liabilities.
Members' Capital Contributions and Distributions
During the year ended December 31, 2012, the members contributed capital of $0.4 million. During the six months ended June 30, 2014 and 2013, the Company declared distributions of $2.9 million and $3.3 million, respectively. During the years ended December 31, 2013 and 2012, the Company declared distributions of $7.1 million and $8.4 million.
6.     Contingencies
The Company is the defendant in various lawsuits incurred in the normal course of business.  The outcome of these lawsuits is not anticipated to have a material effect on the combined financial position, results of operations or cash flows of the Company.
7. Subsequent Events
ARC HCT II completed its acquisition of the Sunnybrook Portfolio through wholly owned subsidiaries of its operating partnership on August 26, 2014 for a purchase price, excluding acquisition costs, of $164.2 million, in aggregate. The Company used the sale proceeds to repay outstanding mortgage notes payable, which was $73.7 million as of June 30, 2014.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2014
(In thousands)

The following Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II”) had acquired the fee simple interests in 12 senior living facilities located in Iowa (Burlington, Carroll, Fairfield, Ft. Madison, Mt. Pleasant, Muscatine, Cedar Rapids, Clinton, Des Moines, Tipton, Independence and Ottumwa) (the "Sunnybrook Portfolio") as of June 30, 2014. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited pro forma Consolidated Statements of Operations and ARC HCT II's historical financial statements and notes thereto in ARC HCT II's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had ARC HCT II acquired the Sunnybrook Portfolio as of June 30, 2014, nor does it purport to present the future financial position of ARC HCT II.

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	The Sunnybrook Portfolio (2)	Pro Forma American Realty Capital Healthcare Trust II, Inc.
Assets
Real estate investments, at cost:
Land	$19,200	$6,057	$25,257
Buildings, fixtures and improvements	146,844	146,392	293,236
Acquired intangible lease assets	20,148	11,716	31,864
Total real estate investments, at cost	186,192	164,165	350,357
Less: accumulated depreciation and amortization	(4,378)	—	(4,378)
Total real estate investments, net	181,814	164,165	345,979
Cash and cash equivalents	964,327	(167,757)	796,570
Restricted cash	1,900	—	1,900
Receivable for sale of common stock	26,342	—	26,342
Prepaid expenses and other assets	14,531	122	14,653
Deferred costs, net	4,702	—	4,702
Total assets	$1,193,616	$(3,470)	$1,190,146
Liabilities and Stockholders' Equity
Mortgage notes payable	$59,325	$—	$59,325
Mortgage premiums, net	2,970	—	2,970
Below-market lease liabilities, net	352	—	352
Accounts payable and accrued expenses	6,168	175	6,343
Deferred rent and other liabilities	466	1,102	1,568
Distributions payable	6,498	—	6,498
Total liabilities	75,779	1,277	77,056
Common stock	521	—	521
Additional paid-in capital	1,146,943	—	1,146,943
Accumulated deficit	(29,627)	(4,747)	(34,374)
Total stockholders' equity	1,117,837	(4,747)	1,113,090
Total liabilities and stockholders' equity	$1,193,616	$(3,470)	$1,190,146

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2014:
(1) Reflects ARC HCT II's historical unaudited Balance Sheet as of June 30, 2014, as previously filed.
(2) Reflects the acquisition of the Sunnybrook Portfolio. The total purchase price, excluding acquisition costs, was $164.2 million, which was funded with proceeds from the sale of common stock.
ARC HCT II allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings and fixtures on an as-if vacant basis. ARC HCT II utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Intangible assets include the estimated value of in-place leases with residents at acquisition date.
In making estimates of fair values for purposes of allocating purchase price, ARC HCT II utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. ARC HCT II also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 AND THE SIX MONTHS ENDED JUNE 30, 2014

The following Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2013 and 2012, and the six months ended June 30, 2014, are presented as if American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II") acquired the fee simple interests in 12 senior living facilities located in Iowa (Burlington, Carroll, Fairfield, Ft. Madison, Mt. Pleasant, Muscatine, Cedar Rapids, Clinton, Des Moines, Tipton, Independence and Ottumwa) (the "Sunnybrook Portfolio") as of the beginning of each period presented. These Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and ARC HCT II's historical financial statements and notes thereto included in ARC HCT II's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had ARC HCT II acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of ARC HCT II.
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013:

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	The Sunnybrook Portfolio (2)	Pro Forma Adjustments The Sunnybrook Portfolio		Pro Forma American Realty Capital Healthcare Trust II, Inc.
Revenues:
Rental income	$1,551	$25,955	$—		$27,506
Operating expense reimbursements	266	—	—		266
Resident services and fee income	—	2,036	—		2,036
Total revenues	1,817	27,991	—		29,808
Operating expenses:
Property operating and maintenance	122	16,086	—		16,208
Acquisition and transaction related	730	—	—		730
General and administrative	109	1,702	—		1,811
Depreciation and amortization	1,077	2,419	13,814	(3)	17,310
Total operating expenses	2,038	20,207	13,814		36,059
Operating income (loss)	(221)	7,784	(13,814)		(6,251)
Other income (expenses):
Interest expense, net	—	(2,388)	2,388	(4)	—
Other income	—	—	—		—
Total other income (expenses)	—	(2,388)	2,388		—
Net income (loss)	$(221)	$5,396	$(11,426)		$(6,251)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 AND THE SIX MONTHS ENDED JUNE 30, 2014

Unaudited Pro forma Consolidated Statement of Operations for the year ended December 31, 2012:

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	The Sunnybrook Portfolio (2)	Pro Forma Adjustments The Sunnybrook Portfolio		Pro Forma American Realty Capital Healthcare Trust II, Inc.
Revenues:
Rental income	$—	$24,752	$—		$24,752
Operating expense reimbursements	—	1,800	—		1,800
Resident services and fee income	—	—	—		—
Total revenues	—	26,552	—		26,552
Operating expenses:
Property operating and maintenance	—	15,707	—		15,707
Acquisition and transaction related	—	—	—		—
General and administrative	62	1,789	—		1,851
Depreciation and amortization	—	2,564	13,669	(3)	16,233
Total operating expenses	62	20,060	13,669		33,791
Operating income (loss)	(62)	6,492	(13,669)		(7,239)
Other income (expenses):
Interest expense, net	—	(3,274)	3,274	(4)	—
Other income	—	—	—		—
Total other income (expenses)	—	(3,274)	3,274		—
Net income (loss)	$(62)	$3,218	$(10,395)		$(7,239)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 AND THE SIX MONTHS ENDED JUNE 30, 2014

Unaudited Pro forma Consolidated Statement of Operations for the six months ended June 30, 2014:

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	The Sunnybrook Portfolio (2)	Pro Forma Adjustments The Sunnybrook Portfolio		Pro Forma American Realty Capital Healthcare Trust II, Inc.
Revenues:
Rental income	$3,441	$13,318	$—		$16,759
Operating expense reimbursements	815	—	—		815
Resident services and fee income	—	995	—		995
Total revenues	4,256	14,313	—		18,569
Operating expenses:
Property operating and maintenance	1,029	8,443	—		9,472
Acquisition and transaction related	3,003	—	—		3,003
General and administrative	991	992	—		1,983
Depreciation and amortization	3,238	1,145	6,971	(3)	11,354
Total operating expenses	8,261	10,580	6,971		25,812
Operating income (loss)	(4,005)	3,733	(6,971)		(7,243)
Other income (expenses):
Interest expense, net	(745)	(1,280)	1,280	(4)	(745)
Other income	21	—	—		21
Total other income (expenses)	(724)	(1,280)	1,280		(724)
Net income (loss)	$(4,729)	$2,453	$(5,691)		$(7,967)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2013 and 2012 and the six months ended June 30, 2014:
(1) Reflects ARC HCT II's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the Sunnybrook Portfolio for the period indicated.
(3) Represents the adjustment needed to reflect the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of 15 years for building and land improvements, 40 years for buildings and five years for fixtures and equipment.  Intangible assets are amortized to expense over the estimated term of the residents in-place at acquisition date of one year.

(4)	Represents the adjustment to eliminate interest expense for unassumed mortgages. The acquisition of the Sunnybrook Portfolio was funded through proceeds raised from common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: November 10, 2014	By:	/s/ Edward F. Lange
Edward F. Lange
Chief Financial Officer and Chief Operating Officer